Exhibit 99.1

KNAUF AND USG AGREE TO TRANSACTION AT $44 PER SHARE IN CASH

Provides Knauf with Lasting Presence in North American Wallboard and Ceilings;

Enhances USG’s Position Worldwide

USG’s Headquarters to Remain in Chicago

Iphofen, Germany and Chicago, IL, June 11, 2018 – Gebr. Knauf KG (“Knauf”) and USG Corporation (NYSE: USG) (“USG”) today announced that they have entered into a definitive agreement pursuant to which Knauf will acquire all of the outstanding shares of USG in a transaction valued at approximately $7.0 billion. Under the terms of the agreement, USG shareholders will receive $44.00 per share, which consists of $43.50 per share in cash payable upon closing of the transaction and a $0.50 per share special dividend that would be paid following shareholder approval of the transaction. The price represents a premium of 31% to USG’s unaffected closing price of $33.51 and a 36% premium to the $32.36 average closing price for the preceding 12-month period, both as of March 23, 2018, and a multiple of approximately 11.6x USG’s adjusted EBITDA for the 12 months ended March 31, 2018. The transaction was unanimously approved by USG’s Board of Directors. Berkshire Hathaway has agreed to vote its shares in favor of the transaction. As of June 11, 2018, Berkshire Hathaway and its subsidiaries owns approximately 31% of the issued and outstanding shares of USG.

The combined company results in a global building materials industry leader that will maximize Knauf and USG’s highly complementary businesses, products and global footprint to better meet the needs of both companies’ end-market customers. Following the close of the transaction, USG will continue to be managed locally in the United States, and Knauf intends to maintain USG’s existing corporate headquarters in Chicago as well as its facilities in North America.

Alexander Knauf, General Partner of Knauf, said, “We are excited to enter into an agreement to acquire USG. As a long-term USG shareholder, we greatly admire USG’s strong brands, leading market positions in North American wallboard and ceilings and highly talented employee base. We look forward to building on USG’s strong presence in North America.”

“As a family-owned company with a long-term focused business outlook, we believe Knauf is the ideal partner for the business as we intend to make significant investments in USG’s operations and its people,” added Manfred Grundke, General Partner of Knauf. “Our long-term investments will benefit all of USG’s stakeholders, including employees, customers and suppliers.”

Jennifer Scanlon, president and chief executive officer of USG, said, “Our Board has worked diligently to evaluate all strategic options to maximize value for our shareholders, and we are pleased to have reached this agreement which provides our shareholders with significant and certain cash value. We believe this transaction will create new opportunities for both companies’ customers and will benefit USG’s employees who will be part of a truly global building products company. Alexander, Manfred and their team have made clear their high regard for our team, and we are confident that Knauf will help to ensure the long-term success of USG’s operations, brands and employees.”

The transaction is expected to close in early 2019, subject to customary closing conditions, including regulatory approvals and approval by USG shareholders.

The transaction is not subject to any financing conditions. The transaction will be financed from existing cash and committed debt financing.

Morgan Stanley Bank AG is serving as the exclusive financial advisor to Knauf, and Baker McKenzie LLP, Shearman & Sterling LLP and Freshfields Bruckhaus Deringer are acting as legal counsel to Knauf. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are serving as financial advisors to USG, and Jones Day is acting as legal counsel to USG.

Cautionary Note Regarding USG Corporation Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to USG management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf, including expected timing, completion and effects of the proposed transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from USG management’s expectations and, accordingly, may affect its sales and profitability, liquidity and future value. Any forward-looking statements represent its views only as of today and should not be relied upon as representing its views as of any subsequent date, and USG undertakes no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain the necessary USG stockholder approval for the proposed transaction; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on USG; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral JV in the event the proposed transaction is not completed; the risk that the proposed transaction may not be completed in a timely manner or at all; the effect of restrictions placed on USG and its subsidiaries’ ability to operate their businesses under the merger agreement, including USG’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of USG’s management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on USG’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on USG’s business relationships, operating results and businesses generally; the outcome of any legal proceedings that may be instituted against USG related to the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in USG’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

Additional Information and Where to Find It

This press release relates to the proposed transaction involving USG and Knauf. In connection with the proposed transaction, USG intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that USG may file with the SEC or send to its stockholders in connection with the proposed transaction. USG STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and USG’s website, www.usg.com, and USG stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from USG. In addition, the documents (when available) may be obtained free of charge by a request in writing to USG at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

Participants in Solicitation

USG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of USG common stock in respect of the proposed transaction. Information about the directors and executive officers of USG is set forth in the proxy statement for USG’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, USG’s proxy supplement, which was filed with the SEC on April 20, 2018, and in USG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Non-GAAP Financial Measures

In this press release, the Company presents the non-GAAP financial measure Adjusted EBITDA, which excludes certain items listed in the table below. Adjusted EBITDA is included to help investors’ ability to analyze underlying trends in the company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. The non-GAAP measure should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. A table that reconciles the non-GAAP disclosure to GAAP disclosure follows below:

$ Millions	Trailing Twelve Months Adjusted EBITDA Reconciled to GAAP Operating Profit – Q1 2018
GAAP Operating profit	$315
Interest expense, net	($59)
Other income, net	$7
Income tax expense	($218)
USG’s equity income from UBBP	$55
Loss on extinguishment of debt	($22)
Loss from discontinued operations, net	($8)

Net income attributable to USG	$70
Add: loss from disc ops, net of tax	$8
Add: interest expense, net	$59
Add: income tax expense	$218
Add: depreciation, depletion, and amortization	$130

EBITDA	$485
Add: share-based compensation expense	$18
Add: ARO accretion expense	$7
Add: loss on extinguishment of debt	$22
Add: pension settlement expense	$12
Add: contractual legal settlement	$5
Add: transaction costs	$4
Add: adoption of revenue standard	$3
Add: non-cash purchase accounting amortization	$1
Less: USG’s equity income from UBBP	($55)
Add: USG’s share of UBBP Adjusted EBITDA	$104

Adjusted EBITDA	$606

About Knauf

Gebr. Knauf KG is the ultimate parent company of the German based Knauf Group. Knauf is a leading manufacturer of building materials operating more than 220 factories worldwide. In 2017, Knauf generated revenue in excess of $8 billion and EBITDA of approximately $1.7 billion, and employed more than 27,000 people.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Gebr. Knauf KG

Media:

Joele Frank, Wilkinson Brimmer Katcher: Joele Frank/Ed Trissel/Annabelle Rinehart, 212-355-4449

Investors:

Innisfree M&A Incorporated: Scott Winter/Jonathan Salzberger, 212-750-5833

USG Corporation

Media:

Sard Verbinnen & Co: Jim Barron/Pam Greene, 212-687-8080

USG Corporation: Kathleen Prause, 312-436-6607, KPrause@usg.com

Investors:

USG Corporation: Bill Madsen, 312-436-5349, investorrelations@usg.com